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                                                                   EXHIBIT 10.46

             AMENDMENT TO AGREEMENT FOR THE RESOLUTION OF CONTINUING
                                CONTRACT DISPUTES



          THIS AMENDMENT dated as of October 15, 2002 (the "Amendment") to the Agreement for the Resolution of Continuing Contract Disputes dated as of July 26, 2002 (the "Agreement"), is entered into by and among Williams Communications, LLC, a Delaware limited liability company ("WCL"), Williams Communications Group, Inc., a Delaware corporation ("Communications") and The Williams Companies, Inc. ("TWC") a Delaware corporation. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

          WHEREAS, the parties wish to modify the provisions relating to certain agreements to be entered into by the parties as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and obligations contained herein, the Parties hereto hereby agree as follows:

          1. The parties agree that the agreement with respect to use of the BOK Tower loading dock referenced in Section 10.e. of the Agreement shall be set forth in an amendment to that certain Declaration of Reciprocal Easements with Covenants and Restrictions by and between Williams Headquarters Building Company and Williams Technology Center, LLC, dated February 26, 2001, which amendment shall be executed as of the date hereof and recorded in the land records of Tulsa County, Oklahoma.

          2. The parties agree that the lease of a reception area in the BOK Tower referenced in Section 10.f. of the Agreement is no longer necessary and WCL and Communications each permanently waive any right to require such lease of TWC or any of its subsidiaries.

          3. The parties agree that the replacement agreement for the expired Records Management Service Level Agreement referenced in Section 9.f. of the Agreement shall be entered into on or before March 14, 2003 on the same terms and conditions set forth in such Section 9.f.

          4. The parties agree that the Amended and Restated Sublease Agreement, as amended, relating to Level 3 of the Resource Center referenced in Section 10(b) of the Agreement shall be entered into on or before March 14, 2003.

          5. (a) Communications agrees to cause WCL to transfer its entire beneficial ownership interest in the WCG Note Trust, a special purpose statutory business trust created under the law of the State of Delaware ("Note Trust"), and to cause the Note Trust to transfer all of its shares of the capital stock of WCG Note Corp., Inc., a special purpose corporation organized under the law of the State of Delaware ("Note Corp." and together with Note Trust, the "Note Trust Entities"), to TWC or any affiliate thereof designated by TWC as of the Effective Date [i.e., the Effective Date of the Plan of Reorganization which should be October

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15, 2002] such that all benefits and burdens of ownership of the Note Trust
Entities pass to TWC on the Effective Date. Within fifteen (15) business days following the Effective Date, the parties agree to document such transfer on mutually agreeable terms and conditions, and Communications shall take all actions, and cause its affiliates to take all actions, requested by TWC in furtherance of the foregoing, including, without limitation, (i) amending the applicable transfer provisions of the Amended and Restated Trust Agreement, dated as of March 28, 2001 (the "Trust Agreement"), among Wilmington Trust Company, WCL and Note Trust and the provisions of any other agreements or other documents which prohibit or limit such transfers, and (ii) delivering any certificates, stock powers, notices, opinions or other documents required under the Trust Agreement or otherwise or requested in connection therewith. Communications further agrees to take all action and to do, or cause to be done, all things necessary to cause all of the directors and officers of Note Corp. to be individuals selected by TWC.

         (b) Communications shall take all actions, and cause its affiliates to take all actions, requested by TWC necessary for TWC or any of its affiliates to amend the terms of the Senior Notes (as defined in the Indenture, dated as of March 28, 2001 [the "Indenture"], among Note Trust, Note Corp. and Wells Fargo, N.A. [as successor-in-interest to United States Trust Company of New York], as amended) and to operate, manage, wind up and/or terminate the Note Trust, including, without limitation, (i) amending any provisions of the Indenture, the Trust Agreement or any of the other Transaction Documents (as such term is used in the Indenture), (ii) consenting to any action under any of the Transaction Documents, (iii) waiving any default, breach or failure of any party to comply with any provision under any of the Transaction Documents and (iv) delivering any certificates, notices, opinions or other documents required under the Transaction Documents or otherwise or requested in connection therewith.

         6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         7. Except as specifically amended hereby, the Agreement is in all respects confirmed, ratified and approved. All references in the Agreement to "this Agreement" shall mean and refer to the Agreement as amended hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the date and year first above written.


WILLIAMS COMMUNICATIONS, LLC         WILLIAMS COMMUNICATIONS
                                     GROUP, INC.

By:                                  By:
   -------------------------             -------------------------
Name:                                Name:
     -----------------------              ------------------------
Title:                               Title:
      ----------------------                ----------------------

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THE WILLIAMS COMPANIES, INC.


By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

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